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                    FIRST SUPPLEMENT DATED JUNE 28, 2000 TO
                 OFFER TO PURCHASE FOR CASH DATED MAY 31, 2000
                        CASTLE ACQUISITION COMPANY, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                            FLEXI-VAN LEASING, INC.
                   HAS AMENDED ITS OFFER TO PURCHASE FOR CASH
                           TO INCREASE THE PRICE FOR



                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              CASTLE & COOKE, INC.
                                       TO
                              $19.25 NET PER SHARE

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
   TIME, ON JULY 6, 2000, UNLESS THE OFFER IS EXTENDED. SHARES WHICH ARE
   TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                 June 28, 2000


To Our Clients:


    Enclosed for your consideration are the First Supplement dated June 28, 2000 (the "Supplement") to the Offer to Purchase dated May 31, 2000 (as supplemented, the "Offer to Purchase"), and the revised GREY Letter of Transmittal (which together with the Offer to Purchase and the original BLUE Letter of Transmittal collectively constitute the "Offer") in connection with the offer by Castle Acquisition Company, Inc. ("Purchaser"), a Hawaii corporation and wholly-owned subsidiary of Castle & Cooke Holdings, Inc. ("Parent"), a Delaware corporation and wholly-owned subsidiary of Flexi-Van Leasing, Inc., a Delaware corporation ("FLX"), to purchase for cash all outstanding shares of common stock, having no par value (the "Shares"), of Castle & Cooke, Inc., a Hawaii corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed revised GREY Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.


    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:


    1. The offer price has been increased to $19.25 per Share, net to you in cash without interest (the "Offer Price").


    2. The Offer is being made for all outstanding Shares not already beneficially owned by Purchaser and its affiliates.


    3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 19, 2000, by and among FLX, Parent, Purchaser and the Company as amended by the Amendment to Agreement and Plan of Merger dated June 27, 2000 (the "Merger Agreement"). The Merger Agreement provides that Purchaser will be merged with and into the Company after the completion of the Offer (the "Merger"). As a result, each Share issued and outstanding immediately prior to the Merger (other than Shares held by (i) Parent or any subsidiary or affiliate of Parent, including Purchaser, and (ii) the Company or any subsidiary of the Company) will be converted into the right to receive the Offer Price.

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    4.  The Board of Directors of the Company, after receiving the recommendation of a special committee of independent directors and an investment banking firm, has unanimously approved the Offer, and determined that the Offer is fair to, and in the best interest of, the stockholders of the Company and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

    5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on July 6, 2000, unless the Offer is extended.


    6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in TERMS OF THE OFFER of the Offer to Purchase) that number of Shares which, when added to Shares beneficially owned by Purchaser (if any), represents more than 75% of the outstanding shares not already owned by Purchaser or its affiliates (assuming exercise of all outstanding options) on the date Shares are accepted for payment (unless this condition is waived as set forth in CONDITIONS TO THE OFFER of the Offer to Purchase). The offer is also subject to the other conditions set forth in the Offer to Purchase.


    7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.


    SHAREHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED (AND NOT WITHDRAWN) SHARES NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO TENDER SUCH SHARES AND RECEIVE THE INCREASED OFFER PRICE.


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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              CASTLE & COOKE, INC.


    The undersigned acknowledge(s) receipt of your letter and the enclosed First Supplement, dated June 28, 2000, to Offer to Purchase dated May 31, 2000 (the "Offer to Purchase"), and the related revised GREY Letter of Transmittal (which, together with the Offer to Purchase and the original BLUE Letter of Transmittal, collectively constitute the "Offer") in connection with the Offer by Castle Acquisition Company, Inc., a Hawaii corporation and a wholly-owned subsidiary of Castle & Cooke Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Flexi-Van Leasing, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, having no par value (the "Shares"), of Castle & Cooke, Inc., a Hawaii corporation.


    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  Number of Shares to be Tendered:*

  -----------------------

                                          Dated:________________________, 2000

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                                   Sign Here

  ____________________________________________________________________________

                                  Signature(s)

  ____________________________________________________________________________

                          Please Type or Print Name(s)

                          Please Type or Print Address

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  Area Code and Telephone No._________________________________________________

                                                        ______________________
                                                    Taxpayer Identification or
                                                        Social Security Number

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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